DISTRIBUTION SERVICES AGREEMENT

AGREEMENT made as of [  ], 2024 between AB CARVAL CREDIT OPPORTUNITIES FUND a Delaware Statutory Trust (the “Fund”), and ALLIANCEBERNSTEIN INVESTMENTS, INC., a Delaware corporation (the “Placement Agent”).

WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end management investment company that is operated as an interval fund and it is in the interest of the Fund to offer its shares for sale continuously;

WHEREAS, shares of beneficial interest in the Fund (“shares”) have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) and it is intended that shares shall not be required to be registered under the Securities Act by virtue of the exemption afforded by Section 4(a)(2) thereof and Rule 506 under Regulation D thereunder;

WHEREAS, the Fund has applied for exemptive relief from the Securities and Exchange Commission to permit the Fund to offer multiple classes of shares. If such relief is granted or as otherwise may be permitted, it is anticipated that the Fund will offer the following share classes: Class A, Class C, Advisor Class and Class U, and in the future, other classes of shares may be designated and offered (each, a “Class”);

WHEREAS, each Class shall have such relative rights and conditions and shall be sold in the manner set forth from time to time in the Fund’s Private Placement Memorandum (as amended from time to time, the “Private Placement Memorandum”);

WHEREAS, the Placement Agent is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

WHEREAS, investments in the Fund will be made upon the terms and subject to the conditions set forth in the Private Placement Memorandum;

WHEREAS, the Fund desires to retain the Placement Agent to advise, consult with and assist the Fund with the private placement of shares; and

WHEREAS, this Agreement sets forth the terms and conditions upon which the Placement Agent will serve as private placement agent for the Fund;

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Placement Agent.

The Fund hereby appoints the Placement Agent as the principal underwriter and distributor of the Fund to sell its shares of beneficial interest: Class A shares (the “Class A shares”), Class C shares (the “Class C shares”), Advisor Class shares (the “Advisor Class shares”) and Class U shares (the “Class U shares”) and shares of such other Class or Classes as the Fund and the Placement Agent shall from time to time mutually agree in writing shall become subject to this Agreement (the “New shares”), (collectively with the shares listed above, the “shares”) and hereby agrees during the term of this Agreement to sell shares to the Placement Agent upon the terms and conditions set forth herein.

Section 2. Exclusive Nature of Duties. The Placement Agent shall be the exclusive representative of the Fund to act as principal underwriter and distributor except that the rights given under this Agreement to the Placement Agent shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund, (b) the Fund’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Fund’s shareholders of dividends or other distributions.

Section 3. Purchase of Shares from the Fund.

(a) The Placement Agent shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Placement Agent by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Placement Agent shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

(b) The shares are to be resold by the Placement Agent to investors at a public offering price, as set forth in Section 3(c) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Placement Agent upon the terms and conditions set forth in Section 9 hereof

(c) The public offering price of the shares, i.e., the price per share at which the Placement Agent or selected dealers or selected agents (each as defined in Section 9(a) below) may sell shares to the public, shall be the public offering price determined in accordance with the Private Placement Memorandum relating to such shares, but not to exceed the net asset value at which the Placement Agent is to purchase such shares, plus, in the case of each Class of shares that is subject a front-end sales charge, a front-end sales charge equal to a specified percentage or percentages of the public offering price of the shares of such Class of shares as set forth in the Private Placement Memorandum. Shares of a Class that are subject to a sales charge may be sold without such a sales charge to certain classes of persons as from time to time set forth in the Private Placement Memorandum. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f) hereof.

(d) The net asset value of shares of the Fund shall be determined by the Fund, or any agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each Fund business day in accordance with the method set forth in the Private Placement Memorandum and guidelines established by the Trustees of the Fund.

(e) The Fund reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Trustees.

(f) The Fund, or any agent of the Fund designated in writing to the Placement Agent by the Fund, shall be promptly advised by the Placement Agent of all purchase orders for shares received by the Placement Agent. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Placement Agent. Payment shall be made to the Fund in New York Clearing House funds. The Placement Agent agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

(g) Notwithstanding anything to the contrary in this Agreement, only officers or employees of the Placement Agent or its affiliates (“AB Reps”) or selected dealers or selected agents (each as defined in Section 9(a) below) shall solicit potential investors, distribute marketing materials, subscription and other materials to potential investors, or otherwise service or assist in the offering of the shares during the term of this Agreement. The AB Reps selected dealers or selected agents shall identify potential investors that are “accredited investors” (as defined in Rule 501(a) under the Securities Act), and meet such other eligibility standards as are set forth in the Private Placement Memorandum, as amended or supplemented from time to time (investors meeting all of the foregoing qualifications, “Eligible Investors”).

(h) The activities that are conducted by the Placement Agent with respect to the Fund shall be undertaken only in accordance with the terms and conditions set forth in the Private Placement Memorandum, applicable laws and regulations, and the terms of this Agreement. Eligible Investors will be required to execute and deliver a Subscription Agreement to the Fund in connection with their initial subscription for shares. The Fund shall furnish copies of the Private Placement Memorandum and the Subscription Agreement to the financial intermediaries in reasonable quantities upon request.

(i) The Placement Agent shall permit financial intermediaries to offer the shares only to Eligible Investors only in jurisdictions in which the Fund is permitted to offer its shares, provided that the Fund or AB CarVal Investors L.P., the Fund’s investment adviser (the “Adviser”), has provided the Placement Agent in advance with a list of jurisdictions in which such offering may not be made.

Section 4. Repurchase or Redemption of Shares by the Fund.

(a) The Fund agrees to redeem or repurchase shares tendered by shareholders of the Fund in accordance with the Fund’s obligation in the Private Placement Memorandum. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor.

(b) The Fund (or its agent) shall pay the total amount of the redemption or repurchase price and, except as may be otherwise required by the Rules of Fair Practice of FINRA and any interpretations thereof (“FINRA rules and interpretations”), the deferred sales charges and/or repurchase fees, if any, as defined in the above paragraph, pursuant to the instructions of the Placement Agent in New York Clearing House funds in accordance with the Private Placement Memorandum and any repurchase offer made by the Fund.

Section 5. Plan of Distribution.

(a) It is understood that Sections 5, 13, and 18 hereof together constitute a plan of distribution (the “Plan”) within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act (“Rule 12b-1”).

(b) Except as may be required by the FINRA rules and interpretations, the Fund will pay to the Placement Agent each month a distribution services fee with respect to each Class of the Fund specified by the Fund’s Trustees that will not exceed, on an annualized basis, the rates listed in Appendix A, Section A.1. The distribution services fee will be used in its entirety by the Placement Agent to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of the Fund, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to the Fund’s shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, the rates listed in Appendix A, Section A.2., will constitute a service fee that will be used by the Placement Agent for personal service and/or the maintenance of shareholder accounts within the meaning of FINRA rules and interpretations.

(c) The Adviser may make payments from time to time from its own resources for the purposes described in Section 5(b) hereof.

(d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in Section 5(b) are subject to the terms and conditions of the written agreements between the Placement Agent and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to the Trustees of the Fund.

(e) The Treasurer of the Fund will prepare and furnish to the Fund’s Trustees, and the Trustees will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

(f) The Fund is not obligated to pay any distribution expenses in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of the Fund’s Class A shares accrued by the Placement Agent in one fiscal year of the Fund may not be paid from distribution services fees received from the Fund in respect of Class A shares in another fiscal year. Any expenses of distribution of the Fund’s Class C shares accrued by the Placement Agent in one fiscal year of the Fund may be carried forward and paid from distribution services fees received from the Fund in respect of such class of shares in another fiscal year. The distribution services fees received from the Fund may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Placement Agent to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a Class of shares as provided in Section 13 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Placement Agent with respect to that class, and (ii) the Fund will not be obligated to pay the Placement Agent for any amounts expended hereunder not previously reimbursed by the Fund from distribution services fees in respect of shares of such Class or recovered through deferred sales charges. The distribution services fee of a particular Class may not be used to subsidize the sale of shares of any other Class.

Section 6. Compliance with Applicable Securities Laws.

(a) With respect to their respective activities under this Agreement, Placement Agent and the Fund each agree that it will comply with the applicable requirements of (i) the Securities Act (including Regulation D), (ii) the Investment Company Act, (iii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including all regulations, rules and releases under all such statutes) and (iv) with respect to Placement Agent, with all applicable rules and regulations of FINRA. In connection with the foregoing, Placement Agent agrees to comply with such procedures as may be necessary in order that no act or omission to act by Placement Agent in connection with the Fund’s offering of shares shall cause to become unavailable the exemption from registration of the shares under the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

(b) Shares in the Fund will be offered on a private placement basis to Eligible Investors only. Neither the Fund nor any person acting on its behalf, shall offer or sell shares by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D under the Securities Act.

(c) The Fund shall prepare the Private Placement Memorandum and the application for the purchase of Shares to be used in connection with all subscriptions (the “Subscription Agreement”). During the continuous offering, the Fund will deliver to the Placement Agent, without charge, at its principal place of business, as many copies of the foregoing documents as the Placement Agent may reasonably request.

(d) The Fund shall extend to prospective investors an opportunity, prior to purchase of any shares, to ask questions and receive answers concerning the Fund and the terms and conditions of the offering, and to obtain such additional information as the prospective investor may consider necessary in making an informed investment decision.

(e) The Placement Agent may rely upon advice given by the Fund and the Fund’s counsel, from time to time, as to the legality of, and any restrictions placed on, the offer or sale of Share in jurisdictions where Share are or may be offered. Subject to the foregoing and other provisions of this Agreement, the Placement Agent is responsible for complying with all applicable U.S. federal and state laws, rules and regulations directly applicable to the Placement Agent in connection with its services hereunder, including applicable rules of FINRA.

Section 7. Duties of the Fund.

(a) The Fund shall furnish to the Placement Agent copies of all information, financial statements and other papers that the Placement Agent may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Placement Agent, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Placement Agent such number of copies of the Private Placement Memorandum as the Placement Agent shall reasonably request.

(b) [Reserved.]

(c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its shares under the securities laws of such states as the Placement Agent and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 10(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Placement Agent shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(d) The Fund will furnish, in reasonable quantities upon request by the Placement Agent, copies of annual and interim reports of the Fund.

Section 8. Duties of the Placement Agent.

(a) The Placement Agent shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Placement Agent to the Fund hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Placement Agent from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b) In selling shares of the Fund, the Placement Agent shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Placement Agent, any selected dealer, any selected agent nor any other person is authorized by the Fund to give any information or to make any representations with respect to selling shares of the Fund, other than those contained in the Private Placement Memorandum or any sales literature specifically approved in writing by the Fund.

(c) The Placement Agent shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA, as such requirements may from time to time exist.

Section 9. Selected Dealer and Agent Agreements.

(a) The Placement Agent shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”) for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Fund shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Private Placement Memorandum.

(b) Within the United States, the Placement Agent shall offer and sell shares only to such selected dealers as are members in good standing of FINRA.

Section 10. Payment of Expenses.

(a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Private Placement Memorandum, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

(b) The Fund shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as an issuer or as a broker or dealer, in such states of the United States or other jurisdiction as shall be selected by the Fund and the Placement Agent pursuant to Section 7(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 7(c) hereof.

Section 11. Indemnification.

(a) The Fund agrees to indemnify, defend and hold the Placement Agent, and any person who controls the Placement Agent within the meaning of the Exchange Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Placement Agent or any such controlling person may incur, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Private Placement Memorandum in effect from time to time arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Placement Agent against any liability to the Fund or its security holders to which the Placement Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Placement Agent’s reckless disregard of its obligations and duties under this Agreement. The Fund’s agreement to indemnify the Placement Agent and any such controlling person as aforesaid is expressly conditioned upon the Fund’s being notified of the commencement of any action brought against the Placement Agent or any such controlling person, such notification to be given by letter, by telegram, or by email addressed to the Fund at its principal office in Minneapolis, Minnesota, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of the commencement of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 11. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Placement Agent. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Placement Agent, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Placement Agent does not approve of counsel chosen by the Fund, the Fund will reimburse the Placement Agent or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Placement Agent or such persons. The indemnification agreement contained in this Section 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person and shall survive the sale of any of the Fund’s shares made pursuant to subscriptions obtained by the Placement Agent. This agreement of indemnity will inure exclusively to the benefit of the Placement Agent, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Fund agrees promptly to notify the Placement Agent of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any of its shares.

(b) The Placement Agent agrees to indemnify, defend and hold the Fund, its several officers and Trustees, and any person who controls the Fund within the meaning of Section 15 of the Securities Act and/or Section 20 of the Exchange Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Fund, its officers, Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Placement Agent to the Fund for use in its Private Placement Memorandum in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Private Placement Memorandum or necessary to make such information not misleading. The Placement Agent’s agreement to indemnify the Fund, its officers and Trustees, and any such controlling person as aforesaid is expressly conditioned upon the Placement Agent being notified of the commencement of any action brought against the Fund, its officers or Trustees or any such controlling person, such notification to be given by letter, telegram, or email addressed to the Placement Agent at its principal office in New York, and sent to the Placement Agent by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Placement Agent shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Placement Agent and the Fund, and their officers and Trustees or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Placement Agent of the commencement of any such action shall not relieve the Placement Agent from any liability which it may have to the Fund, to its officers and Trustees, or to such controlling person by reason of any such untrue statement or omission on the part of the Placement Agent otherwise than on account of the indemnity agreement contained in this Section 11.

Section 12. Notification by the Fund.

The Fund agrees to advise the Placement Agent immediately:

(a) of any request by the Securities and Exchange Commission for amendments to the Private Placement Memorandum or for additional information,

(b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Private Placement Memorandum or the initiation of any proceeding for that purpose,

(c) of the happening of any material event which makes untrue any statement made in the Private Placement Memorandum or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

(d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Private Placement Memorandum which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

Section 13. Term of Agreement.

(a) This Agreement shall become effective on the date hereof and shall continue in effect for a term of two years and continue in effect for periods of one year thereafter with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that Class, and, in either case, by a majority of the Trustees of the Fund who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as Trustees of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this agreement is not approved as to a Class or the Fund, the Placement Agent may continue to render to such Class or the Fund the services described herein in the manner and to the extent permitted by the Securities Act and the rules and regulations thereunder. Upon effectiveness of this agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This agreement may be terminated (i) by the Fund with respect to any Class at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such Class, or by a vote of a majority of the Trustees of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days’ written notice to the Placement Agent; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 17 hereof (in which event Sections 5 and 17 shall be deemed to have been severed herefrom and all other provisions of this agreement shall continue in full force and effect), or (ii) by the Placement Agent with respect to the Fund on sixty days’ written notice to the Fund.

(b) This Agreement may be amended at any time with the approval of the Trustees of the Fund, provided that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 13(a) hereof, and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to Section 5(b) hereof will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities as defined in the Investment Company Act of the Fund or Class affected.

Section 14. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms “transfer,” “assignment,” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

Section 15. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, or electronic mail (“email”) addressed by the party giving such notice to the other party at the last address furnished by such other party to the party given notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Fund or the Placement Agent.

Section 16. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

Section 17. Disinterested Trustees of the Fund. While the Agreement is in effect, the selection and nomination of the Trustees who are not “interested persons” of the Fund (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Trustees.

Section 18. Separate Agreements. The Fund, on behalf of each Class, shall be deemed to have entered into a wholly separate Agreement relating exclusively to each such Class. Any amendment to or termination of this Agreement explicitly relating to one or more Classes shall have no effect on, and shall not be considered to amend or terminate this Agreement with respect to, any other Class.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

AB CARVAL CREDIT OPPORTUNITIES FUND

By:
Name: [ ]
Title: [ ]

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:
Name: [ ]
Title: [ ]

APPENDIX A

SECTION A.1. Distribution Services Fees

Fund	Share Class	Percentage of Aggregate Daily Net Assets Attributable
AB CarVal Credit Opportunities Fund	A	0.75%
	C	1.00%
	Advisor	0.00%
	U	0.75%

SECTION A.2. Service Fees

Fund	Share Class	Percentage of Aggregate Daily Net Assets Attributable
AB CarVal Credit Opportunities Fund	A	0.25%
	C	0.25%
	Advisor	0.00%
	U	0.25%